SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2014

CLIFTON BANCORP INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36390	46-4757900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1433 Van Houten Avenue, Clifton, New Jersey 07015
(Address of principal executive offices) (Zip Code)

(973) 473-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On July 2, 2014, the Board of Directors of Clifton Savings Bank (the “Bank”), the wholly owned subsidiary of Clifton Bancorp Inc. (the “Company”), approved the adoption of the Clifton Savings Bank Performance Incentive Compensation Plan (the “Incentive Plan”).  The Incentive Plan is a variable cash incentive plan that is designed to motivate key personnel of the Bank to achieve corporate and individual performance objectives and to reward them when such objectives are met.

The Incentive Plan will be administered by the Compensation Committee of the Board of Directors.  Subject to the terms of the Incentive Plan, the Compensation Committee has sole discretion to, among other things, (i) select the Bank employees who will participate in the Incentive Plan for any performance period, (ii) establish performance goals for all eligible participants for the performance award, (iii) determine each participant’s target award, (iv) establish a payout formula of possible performance goals that must be achieved before an actual award will be paid to a participant and (v) interpret the provisions of the Incentive Plan.

The following individuals have been designated as participants in the Incentive Plan:

(i)	Paul M. Aguggia, the Chairman, President and Chief Executive Officer of the Company and the Bank;

(ii)	Christine R. Piano, the Executive Vice President, Chief Financial Officer and Treasurer of the Company and the Executive Vice President and Chief Financial Officer of the Bank;

(iii)	Bart D’Ambra, the Executive Vice President and Corporate Secretary of the Company and the Executive Vice President, Chief Operating Officer and Corporate Secretary of the Bank;

(iv)	Stephen Hoogerhyde, the Executive Vice President of the Company and the Executive Vice President and Chief Lending Officer of the Bank;

(v)	Patricia C. Hrotko, the Executive Vice President of the Company and the Executive Vice President and Chief Revenue Officer of the Bank;

(vi)	Francis Tracy Tripucka, the Senior Vice President – Commercial Lending of the Bank;

(vii)	Linda Fisher, the Senior Vice President and Mortgage Officer of the Bank;

(viii)	Theodore Munley, the Senior Vice President and Branch Coordinator of the Bank;

(ix)	Bernadette McDonald, the Senior Vice President and Human Resources Administrator of the Bank; and

(x)	Xika (Nancy) Na, the Senior Vice President and Controller of the Bank.

Under the Incentive Plan, the Compensation Committee will assign each participant a target award and the corporate and individual performance goals that must be achieved before an award actually will be paid to the participant for a performance period.  The corporate performance goals require the achievement of objectives relating to the Bank’s net income and non-performing assets as a percentage of total assets or other measures as may be adopted by the Compensation Committee.  The level of attainment of a participant’s individual goals will be based on a discretionary assessment of the participant’s performance.

Unless otherwise determined by the Compensation Committee, in order to be eligible for an award under the Incentive Plan, a participant must be actively employed by the Bank through the payment date of the actual award.  The Compensation Committee may, in its sole discretion, authorize full or partial payments of awards under the Incentive Plan in cases where a participant’s employment is terminated before the award payment date due to death, disability, retirement or such other circumstances as the Compensation Committee may determine.

The Board of Directors of the Bank may amend, suspend or terminate the Incentive Plan at any time.

The Company will file a copy of the Incentive Plan as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CLIFTON BANCORP INC.

Date: July 7, 2014	By:	/s/ Paul M. Aguggia
Paul M. Aguggia
Chairman, President and Chief Executive Officer